UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2006

GTSI Corp.

Incorporated in Delaware

Commission File No. 0-19394

I.R.S. Employer Identification No. 54-1248422

3901 Stonecroft Boulevard

Chantilly, Virginia  20151-1010

(703) 502-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry Into a Material Definitive Agreement

On November 30, 2006, GTSI Corp. (the “Company” or “GTSI”) and its wholly owned subsidiaries Technology Logistics, Inc., and GTSI Financial Services, Inc., the Lenders, and SunTrust Bank, in its capacity as Administrative Agent for the Lenders executed a Second Amendment to the Company’s Credit Facilities Agreement, dated as of June 2, 2006, as amended (the “Credit Agreement”).

The Second Amendment revised several provisions of the Credit Agreement, contained in the Definitions, Interest, Minimum EBITDA, and Fixed Charge Coverage Ratio sections.  The Second Amendment also contains a permanent wavier with respect to the Company’s failure to achieve the Minimum EBITDA requirement Credit Agreement for the period ended September 30, 2006.  In exchange for these financial covenant accommodations the Company agreed to make a one-time payment to each Lender in an amount equal to 0.15% of such Lender’s portion of the Revolving Loan Commitment.

On November 30, 2006, GTSI and its wholly owned subsidiaries also amended the Company’s subordinated secured term loan agreement with the lenders signatory thereto (“Subordinate Lenders”) and Crystal Capital Fund, L.P., in its capacity as Administrative Agent for the Subordinate Lenders, dated June 2, 2006, as amended, by entering into an amendment with the Subordinate Lenders and Crystal Capital Fund, L.P., under similar terms as the above referenced Second Amendment. In exchange for these financial covenant accommodations the Company agreed to make a one-time payment to each Subordinate Lender in an amount equal to 0.15% of such Lender’s portion of the Term Loan.

The foregoing does not constitute a complete summary of the terms of these amendments, and reference is made to the complete text of the amendments, which are attached hereto as Exhibit 10.1 and Exhibit 10.2.

Item 8.01   Other Events

On December 4, 2006, GTSI received a Nasdaq Staff Determination granting GTSI an extension to January 9, 2007 to satisfy the requirements for continued listing under Nasdaq Market Place Rule 4310(c)(14), subject to the Company filing its Form 10-Q for the quarter ended June 30, 2006, its Form 10-Q for the quarter ended September 30, 2006, and all required restatements.

While there is no assurance, the Company expects to avoid delisting of its common stock from The NASDAQ National Market by filing all required restatements for fiscal years 2003, 2004 and 2005, and the quarter ended March 31, 2006, as well as the quarterly filings for the quarters ended June 30, 2006 and September 30, 2006 in December. While the failure to meet the January 9th filing deadline is not anticipated by the Company, the NASDAQ Panel also stated that if GTSI is unable to meet the January 9th deadline, the Panel would issue a final determination delisting the Company’s shares from trading on NASDAQ.

The December 5, 2006 press release announcing this extension is attached as Exhibit 99.1 hereto.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits.

10.1                           Second Amendment to Credit Agreement dated as of November 30, 2006 between GTSI Corp., the Lenders, the other Borrower Parties, and SunTrust Bank.

10.2                           Second Amendment to Credit Agreement dated as of November 30, 2006 between GTSI Corp., the Lenders, the other Borrower Parties, and Crystal Capital Fund, L.P.

99.1                           Press Release issued by GTSI Corp., dated December 5, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GTSI Corp.

	By:	/s/ Joe Ragan
Joe Ragan
Senior Vice President and CFO
Date: December 05, 2006